DEFINITIVE PURCHASE AGREEMENT

     This Definitive Purchase Agreement ("Agreement") is made as of the 23rd day of August 2001, by and among Manchester Technologies, Inc., a Corporation organized and existing under and by virtue of the laws of the State of New York, with a principal place of business at 160 Oser Avenue, Hauppauge, New York 11788 (hereinafter referred to as the "Purchaser" or "Manchester"), Donald A. Barber, an individual residing at 30 Tonic Court, Sharpsburg, Georgia 30277 ("Barber"), Mark W. Van Pelt, an individual residing at 130 Windsong Circle, East Brunswick, NJ 08816 ("Van Pelt"), Ben E. Murray, an individual residing at 22 Valley View Drive, Victor, NY 14564 ("Murray"), Larry Michael Graham, an individual residing at 3442 Stettler View Road, Charlotte, North Carolina 28210 ("Graham"), (Barber, Van Pelt, Murray and Graham are hereinafter individually referred to as a "Seller" and collectively as the "Sellers") and Donovan Consulting Group, Inc., a Delaware Corporation, with a principal place of business at 510 Swanson Road, Tyrone, Georgia 30290 (hereinafter referred to as the "Company").

     W I T N E S S E T H: WHEREAS, the Company is in the business of the development of broadband wireless cell coverage, and provides (i) related services such as site surveys, design, integration, installation, consulting, project management, training services and (ii) related products for wireless local area networks and point-to-point or point-to-multipoint connecting (the "Business"). It's main office is located at 510 Swanson Road, Tyrone, Georgia 30290, and

         WHEREAS, the Sellers are the sole stockholders in the Company, and WHEREAS, the Sellers have made certain representations and warranties regarding the Company as more particularly defined in this Agreement and Schedules annexed hereto, and

     WHEREAS, the Purchaser desires to purchase one hundred (100%) percent of the right, title and interest of the Sellers in the capital stock of the Company.

     Now, Therefore, in consideration of the sum of One ($1.00) Dollar and other good and valuable consideration, receipt of which is hereby acknowledged, and the mutual agreements hereinafter set forth, the parties hereto agree as follows:

     Definitions: The following terms shall have the meaning hereby assigned in this Agreement as well as any other Agreement which is collateral hereto:

     "Assets" means all right, title, and interest in and to all of the assets of the Company as set forth on Schedule A-1, including, if any, all of its (a) real property leasehold interests, and sub-lease holds therein, and improvements thereon, (b) tangible personal property (such as machinery, equipment, Inventory), (c) intellectual property, including goodwill, trade names, copyrights, patents and trademarks, licenses and sublicenses and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein, (d) equipment leases, sub-leases, and rights thereunder, (e) customer and third-party agreements, contracts, other similar arrangements, and rights thereunder, (f) accounts, notes, and other receivables, (g) securities,
(h) claims, deposits, prepayments, refunds, causes of action, rights of recovery, rights of set off, and rights of recoupment (including any such item relating to the payment of Taxes), (i) permits, licenses, registrations, certificates, and similar rights obtained from governments and governmental agencies, (j) books, records, ledgers, files, documents, correspondence, lists, drawings, and specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials, (k) any Cash, (l) the corporate charters, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of the Company as a corporation;
(m) any of the rights of the Company





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



under this Agreement.
         "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys fees and expenses except to the extent actually recovered by Manchester or the Company under any applicable insurance policy covered by Manchester or the Company prior to the date of this Agreement.
         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.
         "Affiliated Group" means any affiliated group within the meaning of Code Sec. 1504(a) or any similar group defined under a similar provision of state, local, or foreign law.
         "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.
         "Cash" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Closing Date Financial Statements.
         "Closing" has the meaning set forth in Paragraph "THIRD" below. "Closing Date" has the meaning set forth in Paragraph "THIRD" below.

     "Closing Date Financial Statements" means the financial statements of the Company to be prepared by an accounting firm chosen by the Company at its cost reflecting the financial condition of the Company as of the day prior to the Closing Date, prepared in accordance with GAAP and in accordance with the Company's previous financial statements on a consistent basis and to be delivered to the Parties within ninety (90) days of the Closing Date and accepted by the Parties in writing. In the





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event of a dispute regarding the Closing Date Financial  Statements which cannot be resolved by the Parties within fifteen (15) days of delivery of the Closing Date Financial Statements, the Closing Date Financial Statements shall be reviewed by an accounting firm chosen jointly by the Parties, which costs of review shall be divided equally by the Sellers and the Company. In the event the net equity value of the Company as shown on the Closing Date Financial Statement (prepared in accordance with GAAP) is greater than the net equity value of the Company as shown on the Financial Statements as adjusted as of the Closing Date (prepared on a consistent basis) by more than Fifty-Thousand ($50,000.00) Dollars, then the Purchase Price shall be reduced by such difference. In the event the net equity value of the Company as shown on the Financial Statement of the Company as adjusted on the Closing Date is greater than the Closing Date Financial Statement by more than Fifty-Thousand ($50,000.00) Dollars than the Purchase Price shall be increased by such difference. In the event the difference is less than Fifty-Thousand ($50,000.00) Dollars (positive or negative) there will be no adjustment to the Purchase Price. In the event the positive or negative differential is in excess of $50,000, the purchase price will be adjusted by the full amount of the differential.

         "Code" means the Internal Revenue Code of 1986, as amended. "Confidential Business Information" means any information concerning the businesses and affairs of the Company including but not limited to research and development, know-how, formulas, compositions, processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals, but does not include information that is already generally available to the public.

     "Contingent Payments" has the meaning set forth in Paragraph "SECOND: (B)" below.

     "Employee Benefit Plan" means the Donovan Consulting Group, Inc. Simple IRA Plan administered by American Express.

     "Employee  Pension  Benefit  Plan" has the  meaning set forth in ERISA Sec.
3(2).

     "Employee  Welfare  Benefit  Plan" has the  meaning set forth in ERISA Sec.
3(1).





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



     "Environmental, Health, and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state and local governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended. "Expenses" means all expenses incurred in connection with the reasonable and customary operation of the Company accrued in accordance with GAAP.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "Intellectual Property" means (a) all inventions, (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all re-issuance, continuations, continuations-in-part, revisions, extensions, and re-examinations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and





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



renewals in connection therewith, (e) all trade secrets and Confidential Business Information and, (f) all computer software developed by the Company (including data and related documentation), (g) all other Company proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

     "Inventory" means all goods in process, finished goods, parts and supplies and other items deemed inventory in accordance with the Company's financial statements and listed on Schedule EIGHTH (P) and used in the Ordinary Course of Business.

     "Knowledge" means the actual knowledge of the Seller of facts and circumstances and, or which they should reasonably have in their capacity as shareholders, officers and/or directors of the corporation.

     "Liabilities" means (a) all liabilities of the Company as recorded on the Closing Date Financial Statements, and subject to the representations and warranties of Seller and the Company herein, (b) all obligations of the Company under the agreements, contracts, leases, licenses, and other arrangements referred to in the definition of Assets either (i) to furnish goods, services, and other non-Cash benefits to another party after the Closing or (ii) to pay for goods, services, and other non-Cash benefits that another party will furnish to it after the Closing, (c) any liability of the Company for unpaid Taxes for periods prior to the Closing which were not due and payable prior to Closing,
(d) any liability or obligation under any insurance policy, health, medical or life insurance plan of the Company in effect as of the Closing Date, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such indemnification is pursuant to any statute, charter documents, bylaw, agreement, or otherwise, any liability of the Company for costs and expenses incurred in connection with the Agreement and the transactions contemplated hereby, any liability or obligation of the Company under this Agreement, any liability or obligation of the Company, the Employee Benefit Plan, any liability resulting from any breach of contract, breach of warranty, tort infringement or





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



violation of law.

     "Liability" means any liability (whether known or unknown, whether asserted or un-asserted, whether absolute or contingent, whether accrued or un-accrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "Manchester Options" means the options to acquire shares of Manchester delivered to Sellers in accordance with the Employment Agreements referenced in Paragraph "FOURTH".

     "Non-Contingent  Payment" has the meaning set forth in  Paragraph  "SECOND:
(A)" below.


     "Ordinary Course of Business" means the ordinary course of business of the Company consistent with past custom and practice (including with respect to quantity and frequency), excluded therefrom is the transaction contemplated by the within Agreement.

     "Person" means an individual, a partnership, limited liability company, a corporation, an association, a joint stock Company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Pre-Tax Earnings" has the meaning set forth in Paragraph "SECOND (B)" below. "Purchase Price" has the meaning set forth in Paragraph "SECOND" below. "Revenue" shall mean all income of the Company from sales of products and services accrued during the applicable year in accordance with GAAP.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, material men's and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.






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



         "Stock" shall mean 100% of the issued and outstanding capital stock of the Company owned by the Shareholders as follows:
                           Donald A. Barber         47,000 shares
                           Mark W. Van Pelt         47,000 shares
                           Ben E. Murray             5,000 shares
                           Larry  Michael Graham     1,000 shares

     "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax or any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any Schedule or attachment thereto, and including any amendment thereof.

     "Third Party Claim" has the meaning set forth in Paragraph "EIGHTH: (D)" below.

     "Virtual Office" means an office of the Company located in the home of an employee of the Company.

FIRST:            SALE OF STOCK-
         The Sellers agree to sell, transfer and assign the Stock pursuant to the terms and conditions hereinafter set forth.





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




SECOND:           PURCHASE PRICE-

     The Purchaser agrees to buy the Stock for a purchase price of Three Million Five Hundred Thousand and 00/100 Dollars ($3,500,000.00) ("Purchase Price"), which sum includes the amount of the "Contingent Payments" (Paragraph "SECOND:
(B) 1 and 2") payable to the Sellers as follows:

         A.       NON-CONTINGENT PAYMENTS:

                  1. $1,500,000.00 shall be in cash payable at Closing, subject to any adjustment as provided in Paragraph "EIGHTH (R)".

         B.       CONTINGENT PAYMENTS:

     1. $1,000,000.00 or such modified amount shall be in cash payable on or before November 1, 2002, contingent upon the Company achieving the projections as to revenue and pre-tax earnings, for the period consisting of twelve (12) months from the Closing of the within Agreement (Year One), as more particularly set forth in sub-paragraph (3) below.

     2. $1,000,000.00 or such modified amount shall be in cash payable on or before November 1, 2003, contingent upon the Company achieving the projections as to revenue and pre-tax earnings, for the period commencing the first (1st) day of the thirteenth (13th) month after Closing, and concluding on the last day of the twenty-fourth (24th) month after Closing of the within Agreement (Year
Two), as more particularly set forth in sub-paragraph (3) below.

     3. The "Contingent Payments" due on November 1, 2002 ("Year One Contingent Payments"), and November 1, 2003 ("Year Two Contingent Payments"), will be subject to the following conditions:

                           a.         Revenue                    Pre-tax Earning
Year One Contingent Payments         $5 Million                  $1.25 Million
Year Two Contingent Payments         $10 Million                 $2.5 Million






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



     b. Year One Contingent Payment Modification: In the event "Revenue" attained is $2.5 Million or more, but less than $5 Million, and Pre-Tax Earnings equals or exceeds twenty-five (25%) percent of such Revenue, the Year One Contingent Payments earned will be Five Hundred Thousand and 00/100 Dollars ($500,000.00). Year Two Contingent Payment Modification: In the event "Revenue" attained is $7.5 Million or more, but less than $10 Million, and Pre-Tax Earnings equals or exceeds twenty-five (25%) percent of such Revenue, the Year Two Contingent Payments earned will be Five Hundred Thousand and 00/100 Dollars ($500,000.00).

                           Example:         Year One-      The attained Revenue
                           --------

is $4 Million and "Pre-Tax Earnings" are thirty-five (35%) percent of attained Revenue. The amount of the Year One Contingent Payments to be paid would be $500,000.00.

     4. In the event substantially all of the stock or the assets of the Company are sold prior to the date the Year One or Year Two Contingent Payments are due (the"Resale"), the Sellers shall be entitled to receive a portion of the net proceeds of the Resale (cash value of the proceeds less costs of the transaction) in accordance with the following:

     a. If the net proceeds are less than or equal to the total amount of (i) the Non- Contingent Payment received by the Sellers, under paragraph SECOND A above plus (ii) the Contingent Payment received by the Sellers, if any, under paragraph SECOND B above, then no amount of the net proceeds shall be payable to Sellers;

     b. If the net proceeds are more than the total amount of (i) the Non-Contingent Payment received by the Sellers under paragraph SECOND A above plus (ii) the Contingent Payment received by the Sellers, if any, under paragraph SECOND B above, then at closing, Manchester shall pay to Sellers an amount equal to 25% of the amount of net proceeds in excess of the amounts of





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Contingent and Non-Contingent payments received by the Sellers pursuant to (i)
and (ii) above.

         C.       PURCHASER ELECTION:

     Assuming "Contingent Payments" are due and payable for Year One and/or Year Two, the Purchaser, at its sole election and option, may substitute shares of Manchester common stock for up to 50% of the "cash" payments due under any "Contingency Payments". In the event Purchaser should so elect, the following provisions shall be applicable:

     1. Valuation for such shares shall be the average closing price of the Manchester common stock for the last twenty (20) trading days immediately preceding November 1, 2002 for the Year One Contingent Payment and November 1, 2003 for the Year Two Contingent Payment.

     2. Shares of Manchester so issued will be "unregistered", and subject to S.E.C. Rule 144 applicable thereto.

         D.       DEFINITIONS OF PRE-TAX EARNINGS:

     For purposes of Paragraphs "SECOND: (B) 1, 2, and 3", of the Agreement, "Pre-Tax Earnings" shall mean all Revenues earned during the applicable period less all Expenses incurred or accrued during the period except for taxes computed on the basis of income, in accordance with the following:

     1. "Pre-Tax Earnings" will be determined using GAAP applied on a consistent basis, except as provided in this Paragraph "SECOND: (D)".

     2.  "Pre-Tax   Earnings"  will  be  calculated   prior  to  accounting  for
amortization of goodwill.

     3. The Company shall not pay any discretionary "bonus" to any Seller that has the effect of reducing or eliminating any "Contingency Payments" due to the Sellers under this Agreement.

     4. Manchester will not assign or allocate overhead or other cost or expenses as





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



expenses incurred in the Ordinary Course of Business to the Company other than those allocations which Manchester pays directly on behalf of the Company, or which is directly allocatable to the Company in the Ordinary Course of Business.

     5. Manchester may allocate as cost to the Company certain expenses for normal and customary operations of the Company consistent with prior practices of Manchester which may include (i) expenses incurred to integrate Manchester and the Company's business systems and operations, (ii) expenses incurred for the opening of additional offices of the Company and (iii) additions or upgrades as to the Company's offices, equipment, and computer system in the Ordinary Course of Business.

         E.       APPLICABILITY OF PURCHASE PRICE:

     The Purchase Price, including  Non-contingent  Payments (Paragraph "SECOND:
(A)" above) and Contingent Payments (Paragraph "SECOND: (B)" above), shall be allocated to each of the Sellers in the percentages listed on Schedule SECOND
(E) attached hereto.

THIRD:            CLOSING -

     The Closing of the transactions ("Closing") contemplated by this Agreement shall take place at the offices of Kressel, Rothlein, Walsh & Roth, LLC, 684 Broadway, Massapequa, New York 11758, Attorneys for the Purchaser, on August 23, 2001 or at such other place or at such other time as the Purchaser and the Sellers may mutually determine ("Closing Date").

         A.       SELLER'S OBLIGATIONS:

          At the  Closing,  the  Sellers  shall  cause  to be  delivered  to the
Purchaser:

          1. Resolution-Certificate of Resolution of the Board of Directors of the Company authorizing the within transaction, and a certificate or certification dated the Closing date, signed by





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



the Secretary of the Company setting forth:

          a. The authorized, outstanding and unissued capital stock of the Company;

          b. The names and addresses of the holders (of record and beneficially) of such authorized and outstanding stock, and the number of shares owned by each;

          c. The names and addresses of all directors and officers of the Company; and the names of the officers authorized to execute and deliver on behalf of the Company the documents and related instruments deliverable hereunder.

     2. Stock  Certificates-  Certificates for the Seller's stock, duly endorsed
to  the  Purchaser.   The  Company  shall  thereupon   issue  new   certificates
representing shares to be delivered to Purchaser.

     3. Corporate Records- The Company's corporate minute books, including but not limited to the Company's Certificate of Incorporation, By-Laws, minutes, stock certificates and stock transfer records of the Company, and a current Certificate of Good Standing issued by the State of Delaware.

     4. Resignations- The written resignations of Sellers as officers and directors of the Company, effective upon consummation of the Closing.

     5. Contracts- List of product and service contracts in progress.

     6. Accounts Payable- A Schedule of all accounts payable by the Company as of the date of Closing.

     7. Estoppel Letter- Estoppel Letter by Landlord confirming that there is no default under the lease for the Company's principal place of business located at 510 Swanson Road, Tyrone, Georgia 30290 (the "Lease").





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



     8. Indemnification Agreement- A signed Indemnity Agreement by the Sellers in the form of Annex A-1 hereto.

     9. Seller Release- A signed Release by each Seller in the form of Annex B hereto.

         B.       PURCHASER'S OBLIGATIONS

                  At the Closing the Purchaser shall deliver the following:

     1. A signed Indemnity Agreement by the Purchaser in the form of Annex A-2 hereto.

     2. Certified checks or appropriate wire transfers for the accounts of each of the Sellers for the Non-Contingent Payment totaling $1.5 Million, as per Paragraph "SECOND: (A) 1".

     3. Options as required under the Employment Agreements referred to in Paragraph "FOURTH".

     4. Certificate of Resolution of the Board of Directors of Manchester authorizing the within transaction.

FOURTH:           EMPLOYMENT AGREEMENT-

     Each of the Sellers and the Company, simultaneously with the Closing, shall enter into an Employment Agreement in the form of Annex C hereto.

FIFTH:            BOOKS AND RECORDS-

     All of the books and records, including but not limited to journals and work sheets, tax returns, bank statements, accountant's records, contracts and other materials used for the operation of the Company shall remain intact at the Company, and shall not be removed from the Company's offices without the permission of the Purchaser.





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





SIXTH:            BROKER-FINDER INDEMNITY-

     Each of the parties hereto represents and warrants that it has not employed any broker or finder in connection with this Agreement, or the transaction contemplated hereby, and agrees to indemnify the other party and hold it harmless from any and all liabilities (including, but not limited to, reasonable Attorneys fees and disbursements and Court costs paid or incurred in connection with any such liabilities) for brokerage commissions or finder's fees in connection with this Agreement asserted by any party based upon arrangements or agreements made or claimed to have been made by or on behalf of such indemnifying party.

SEVENTH:          POST CLOSING COVENANTS-

         The parties agree as follows with respect to the period following the
Closing:

         A.     GENERAL:

     In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as the other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor pursuant to the Indemnity Agreement annexed hereto).

         B.       LITIGATION SUPPORT:

     In the event and for so long as any party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or between any other agreement collateral hereto, (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the business of the Company as conducted prior to the Closing Date, the other party will cooperate with the contesting or defending party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under an Indemnity Agreement annexed hereto).

EIGHTH:           REPRESENTATIONS AND WARRANTIES-

     The Sellers and the Company hereby covenant, represent and warrant to the Purchaser that the statements contained in this Paragraph "EIGHTH" are true and correct as of the Closing Date as follows:

         A.       VALID CORPORATE EXISTENCE:

                  The Company is a Corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         B.       AUTHORITY:

     The Company has all requisite corporate power and authority to own its assets and properties, and to carry on its business as now conducted. The Company has the power and authority to enter into this Agreement, and to carry out the transactions contemplated hereby, including, without limitation, the authority to transfer the Company's stock as herein provided. Except as otherwise provided for herein, the consent of any third party or parties, including any governmental agency or instrumentality, to the within proposed transaction, is not required.

         C.        CAPITALIZATION; STOCKHOLDERS OF THE COMPANY:

     The Company has the number of authorized, issued and outstanding shares of capital stock as set forth below:

                           Donovan Consulting Group, Inc.
                           100,000 total authorized,
                           100,000 total issued.

         Sellers are the owners beneficially and of record of One Hundred (100%) percent of all of the issued and outstanding capital stock of the Company as follows:
                           Donald A. Barber                  47,000 Shares
                           Mark W. Van Pelt                  47,000 Shares
                           Ben E. Murray                      5,000 Shares
                           Larry Michael Graham               1,000 Shares

     There are no outstanding options, warrants, contracts, calls, demands, commitments, stock restriction agreements or encumbrances of any character relating to the capital stock of the Company, and no securities of the Company outstanding which are convertible into capital stock.

         D.        SUBSIDIARIES:

     The Company does not own any capital stock or any other interest in any other business entity, whether incorporated or unincorporated.

         E.         ENFORCEABILITY:
                  This Agreement constitutes a binding and enforceable agreement of the Company enforceable in accordance with its terms.

         F.         FOREIGN QUALIFICATIONS:

     The Company is not qualified to do business in any foreign country or any states other than the State of Delaware. The Company has Virtual Offices in the locations listed on Schedule EIGHTH (F).

         G.         TITLE TO ASSETS:

     The company has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, or shown on the Financial Statements or acquired after the date thereof free and clear of all Security Interests, or restrictions on transfer except for properties and assets disposed of in the Ordinary Course of Business, or as disclosed on Schedule EIGHTH (G) hereto.

         H.         FINANCIAL STATEMENTS:

     Attached hereto as Schedule EIGHTH (H) are the balance sheets and income statements for (i) the period from January 1, 2000 to December 31, 2000 (the "2000 Annual Financial Statements"), (ii) the interim period from January 1, 2001 to June 30, 2001 (the "2001 Interim Financial Statement"). The 2000 Annual Financial Statements and the 2001 Interim Financial Statement (and the Notes thereto) are collectively referred to as the "Financial Statements". The Financial Statements have been prepared in accordance with accounting principles applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods, are correct and complete, and are consistent with the books and records of the Company; provided, however, that the 2001 Interim Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate).

         I.        EVENTS SUBSEQUENT TO THE 2001 INTERIM FINANCIAL
                  STATEMENTS:

     Since the 2001 Interim Financial Statements, there has not been any material adverse change in the business, financial condition, operations, results of operations, or to the Knowledge of the Sellers and the Company, the future prospects of the Company. Without limiting the generality of the foregoing, since that date the Company has not, other than in the Ordinary Course of Business.

     1. sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration;

     2.         entered into any agreement, contract, lease, or license;

     3. had any party accelerate, terminate, modify, or cancel any agreement, contract, lease, or license to which the Company is a party or is bound;

     4. imposed any Security Interest upon any of its assets, tangible or intangible;

     5. made any capital expenditure;

     6. issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease;

     7. delayed or postponed the payment of accounts payable and other Liabilities;

     8. canceled, compromised, waived, or released any right or claim;

     9. granted any license or sub-license of any rights under or with respect to any Intellectual Property;

     10. issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain any of its capital stock except for the Stock held by the Sellers;

     11. declared set aside, or paid any dividend or made any distribution with respect to its capital stock or redeemed, purchased, or otherwise acquired any of its capital stock;

     12. experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

     13. made any loan to, or entered into any other transaction with, any of the directors, officers, and employees of the Company;

     14.  entered  into  any  employment   contract  or  collective   bargaining
agreement, written or oral, or modified the terms of any existing employment contract or collective bargaining agreement;

     15. granted any increase in the base compensation of any of its directors or officers;

     16. adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of the directors, officers, and employees of the Company or taken any such action with respect to the existing Employee Benefit Plan;

     17. made any other change in employment terms for any of its directors, officers, and employees;

     18. made or pledged to make any  charitable or other capital  contribution;
and

     19. paid any amount to any third party with respect to any Liability or obligation.

     J.       UNDISCLOSED LIABILITIES:

     The Company does not have any Liabilities except for (i) Liabilities set forth in the 2001Interim Financial Statements (and in any notes thereto) and
(ii) Liabilities which have arisen after the 2001 Interim Financial Statements in the Ordinary Course of Business.

         K.       LEGAL COMPLIANCE:

     To the Knowledge of the Sellers and the Company, the Company has materially complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state and local governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or, to the Knowledge of the Sellers or the Company, commenced or threatened against the Company alleging any failure so to comply except where failure to comply would not have any material adverse effect upon the Company or its business nor do the Sellers or the Company, have Knowledge of a Basis for any such Action against the Company, except for Actions against the Company incurred or which may be incurred in the Ordinary Course of Business that are not material in nature.

         L.       TAX MATTERS:

     1. The company has filed all Tax Returns that it was required to file prior to the Closing Date. To the Knowledge of the Sellers and the Company, all such Tax Returns were correct and complete in all respects, and all Taxes owed by the Company (whether or not shown on any Tax Return) have been paid. The Company currently is not the beneficiary of any extension of time within which to file any Tax Return. Except as disclosed on Schedule EIGHTH (L), no claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests affecting any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax;

     2. The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party;

     3. There is no dispute or claim concerning any Tax Liability of the Company either (a) claimed or raised by any authority in writing or (b) as to which any directors and officers (and employees responsible for Tax matters) of the Company have any knowledge;

     4. The Company has not waived any statute of limitations in as to liabilities or Taxes of any nature or agreed to any extension of time with respect to any liabilities or Tax assessments or deficiencies;

     5. The Company has not filed a consent under Code Sec. 341(f) concerning collapsible corporations. The Company has not been a United States real property holding corporation within the meaning of Code Sec. 897(c)(2) during the applicable period specified in Code Sec. 987 (c)(1)(A)(ii). The Company has not been a member of an Affiliated Group filing a consolidated federal income Tax Return and has not assumed any Liability for the Taxes of any Person under any provision of federal, state, local, or foreign law), as a transferee or successor by contract, or otherwise;

     6. To the Knowledge of the Sellers and the Company there are no pending or threatened disputes with regard to tax matters involving the Company;

     7. There are no tax indemnification, tax sharing, or tax allocation agreements involving the Company and other members of an Affiliated Group, including any joint venture agreements that have the effect of tax allocations agreements;

     8. The Company has received no legal or accounting tax opinions during the three (3) years prior to the date hereof relating to the tax reporting of the Company.

         M.       REAL PROPERTY:

     The Company does not own any real property. The premises presently occupied by the Company is leased, pursuant to a written lease therefore. The Company has not been the subject of any zoning, variances, and/or local use permits.

         N.       INTELLECTUAL PROPERTY:

     1. The Company owns or has the right to use pursuant to license, sub-licenses, agreement, or permission all Intellectual Property necessary, in the reasonable estimation of the Sellers and the Company for the operation of its businesses as presently conducted. Each item of Intellectual Property owned or used by the Company immediately prior to the Closing hereunder will be owned or available for use by the Company subsequent to the Closing hereunder;

     2. To the Knowledge of the Sellers and the Company, the Company has not (i) interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, (ii) the Company has never received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party), (iii) to the Knowledge of the Sellers, Shareholders and the Company, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company;

     3. Except as disclosed on Schedule EIGHTH (N), the Company does have patent registrations and/or applications therefore. The Company has no trademark, service mark, and/or trade dress, registrations and/or applications. The Company has no copyright registrations and/or applications;

     4. The Company has no manual or other written document detailing the procedures for maintaining the secrecy of any trade secrets.

         O.       TANGIBLE ASSETS:

     To the Knowledge of the Sellers and the Company, the Company owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of their businesses as presently conducted.

     P.  INVENTORY:

     The inventory of the Company consists of purchased parts, goods in process, and assembled finished goods listed on Schedule EIGHTH (P) attached hereto.

         Q.       CONTRACTS:

     Schedule EIGHTH (Q) contains a list of all of the following oral, written contracts and other agreements to which the Company is a party:

     1. any agreement for the lease of personal property to or from any person providing for lease payments;

     2. any agreement for the purchase or sale of raw material, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services;

     3. any agreement concerning a partnership or joint venture;

     4. any agreement under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

     5. any agreement concerning confidentiality or non-competition;

     6. any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of the current or former directors, officers, and employees;

     7. any collective bargaining agreement;

     8. any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis;

     9. any agreement under which it has advanced or loaned any amount to any of the directors, officers, and employees other than in the Ordinary Course of Business;

     Except as provided on Schedule EIGHTH (Q) hereto the Company is not a party to any significant oral contracts and/or commitments of any nature.

     The Company has delivered to Manchester a correct and complete copy of each written agreement listed in Schedule EIGHTH (Q) . With respect to each such agreement and to the Knowledge of the Sellers and the Company; each agreement is legal, valid, binding, enforceable, and in full force and effect; each agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms immediately following the consummation of the transactions contemplated hereby subject to the right of any third party to consent to such assignment; no party is in breach or default; and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under any agreement; and no party has repudiated any provision of any Agreement.

     Except as disclosed on Schedule EIGHTH (Q) hereto the Company is not a party to any of the following: any agreements pertaining to advertising or public relations agencies, any agreements relating to the supply of materials and/or raw materials and supplies of any nature, agreements relating to the acquisition of any business constituting a part of the Company, or a sale or proposed sale of any businesses owned by the Company, joint venture or other type of partnership agreements, agreements with suppliers, independent agents, sales persons, or others involving the payments of commissions or other consideration or discounts with respect to the manufacture, sale, or distribution of the Companies' products or services, any agreements restricting the abilities of the Company to compete in any line of business with any person or entity, or committing the Company to continue in any line of business, agreements for trucking and/or other types of delivery, and as to any warehouse space other than presently used by the Company, material research and/or development agreements, or technology license agreements, either as Licensor or Licensee therein.

         R.       NOTES AND ACCOUNTS RECEIVABLE:

     The term "Accounts  Receivable" which for purposes of Paragraph "EIGHTH (R)
(1) a) and b)" shall be the total of the Accounts Receivable as of the date of Closing, net of (i)"Doubtful Accounts" which are accounts receivable which the parties acknowledge are uncollectable, and for which Sellers shall have no further liability or responsibility to collect listed on Schedule EIGHTH (R) hereto and (ii) all applicable sales taxes. To the Knowledge of Sellers and Company, all notes and Accounts Receivable of the Company on the Company's books and records, are valid receivables and are not subject to set off or counterclaim except in the Ordinary Course of Business.

     1. Accounts Receivable that remain unpaid in excess of ninety (90) days as of the date of Closing ("Aged Accounts Receivable"), shall be treated as follows:

     a. The total of such Aged Accounts Receivable will be deducted from the $1.5 Million non-contingent payment due at Closing (Paragraph "SECOND: (A)") and will be deposited into a segregated reserve account;

     b. Upon the expiration of one hundred twenty (120) days after Closing, all funds in such segregated escrow account ("Reserve Funds") will be apportioned and disbursed as follows: the amount of any payments on any such Aged Accounts Receivable received during the one hundred twenty (120) day period subsequent to Closing, will be paid to the Sellers. The amount of any Aged Account Receivable deposited to the Reserve Fund remaining unpaid at the expiration of such one hundred twenty (120) day period, shall be paid to Purchaser and be deemed as a reduction of the Purchase Price. Payments on Aged Accounts Receivable received by the Company after such one hundred twenty (120) day period will be paid to the Sellers, and deemed an addition to the Purchase Price.

         S.       ATTORNEY:
                  There are no outstanding Powers of Attorney executed on behalf of the Company.

         T.       INSURANCE:

     Schedule EIGHTH (T) sets forth the carrier, policy number and type of each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Company is currently a party, a named insured, or otherwise the beneficiary of coverage. To the Knowledge of the Sellers and the Company: (A) each policy is legal, valid, binding, enforceable, and in full force and effect; (B) the Company is not in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (C) no party to the policy has repudiated any provision thereof.

         U.       PRODUCT WARRANTY:

     All services rendered and/or each product assembled, sold, leased or delivered by the Company has been substantially in conformity with all applicable contractual commitments and all express and implied warranties (if any) in the Ordinary Course of Business, and the Company, to the Knowledge of the Sellers and the Company, has no liability for recission, replacement or repair thereof or other damages in connection therewith other than those incurred in the Ordinary Course of Business and that are not material in nature. No services rendered, and/or no product assembled, sold, leased or delivered by the Company is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease except as provided on Schedule EIGHTH (U) hereto.

         V.       PRODUCT LIABILITY:

     To the Knowledge of the Sellers and the Company, the Company has no liability arising out of any injury to individuals or property as a result of the ownership, possession, or use by it of any product or service sold by the Company.

         W.       EMPLOYEES:

     To the Knowledge of the Sellers and the Company, no executive, key employee, or group of employees of the Company has any plans to terminate employment as a result of this transaction. The Company is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. There are no retired employees of the Company who are presently receiving, or will be entitled to receive any payments of any nature. Except as provided on Schedule EIGHTH(W) hereto, there are no written or oral employment or consulting agreements to which the Company is a party to or bound by. There are no deferred compensation programs affecting any officers, directors, employees or members of the Company other than the Company Employee Benefit Plan.

         X.       EMPLOYEE BENEFITS:

     1. To the Knowledge of the Sellers and the Company, the Company's Employee Benefit Plan (and each related trust, insurance contract, or fund, if any), complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

     2. To the Knowledge of the Sellers and the Company, the Employee Benefit Plan is an Employee Pension Benefit Plan, and, meets the requirements under Code Sec. 408(p).

     3. The Company has delivered to the Purchaser correct and complete copies of the plan documents and summary plan descriptions, if any.

     4. The Company does not currently maintain, has never maintained, and has no liability with respect to any Multi-employer Plan.

     5. The Schedule EIGHTH (X) hereto, sets forth all other fringe benefits such as medical, health or life insurance plans provided by the Company to its employees. The Company has delivered a copy of all such plans to Purchaser.

         Y.       GUARANTIES:

     The Company is not a guarantor or otherwise liable for any liability or obligation (including indebtedness) of any other person, corporation or other business entity.

         Z.       ENVIRONMENT, HEALTH AND SAFETY:

     To the Knowledge of the Sellers and the Company, the Company has complied with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Without limiting the generality of the preceding sentence, the Company has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and to the Knowledge of the Sellers and the Company has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, Schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

         AA.      DISCLOSURE:

     To the Knowledge of the Sellers and the Company, the representations and warranties contained in this Paragraph "EIGHTH", do not contain any untrue statement of a material fact or omit to state any material fact.

NINTH:            REPRESENTATIONS AND WARRANTIES OF MANCHESTER-
------            --------------------------------------------

     Manchester represents and warrants to the Company, Shareholders and the Sellers that the statements contained in Paragraph "NINTH", are correct and complete as of the Closing Date.

         A.       ORGANIZATION OF MANCHESTER:
     Manchester is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of the State of New York.

         B.       AUTHORIZATION OF TRANSACTION:

     Manchester has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Manchester, enforceable in accordance with its terms and conditions.

         C.       NON-CONTRAVENTION:

     Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Manchester is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Manchester is a party or by which it is bound or to which any of its respective assets is subject. Manchester needs not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement.

TENTH:            REPRESENTATIONS AND WARRANTIES OF THE SELLERS
         A.       AUTHORITY:

     The Sellers have all the requisite power and authority to enter into this agreement, and to carry out the transactions contemplated hereby, including, without limitation, the authority to transfer the Company stock as herein provided, without the consent of any third party or parties.

  B.       COMPANY SHARES:

     Each Seller holds of record and owns beneficially the number of Company shares set forth next to his name in subparagraph EIGHTH (C), free and clear of any restrictions on transfers, taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims and demands. No Seller is a party to any option, warrant, purchase right, or other contract or commitment that could require such Seller to sell, transfer, or otherwise dispose of any capital stock of the Company (other than through this Agreement). No Seller is a party to any voting trust, proxy or other agreement or understanding with respect to which the voting of any capital stock of the Company.

ELEVENTH:         MISCELLANEOUS PROVISIONS-
---------         ------------------------
         A.       SCOPE OF AGREEMENT:

     The parties do not intend to confer any benefit hereunder on any person, firm or corporation, other than the Sellers, Company and the Purchaser. Without limiting the generality of the foregoing, each of the parties may, by written notice to the other and without consent of any other person, firm or corporation
(i) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement; (ii) waive compliance with any of the covenants of the other party contained in this Agreement; or (iii) waive performance of any of the obligations under this Agreement by the other party.

         B.       BINDING AGREEMENT:

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         C.       EXHIBITS:

     All Annexes and Schedules attached hereto or referred herein are expressly made a part of this Agreement as fully as though completely set forth herein, and all references to this Agreement herein or in any of such writings, shall be deemed to refer to and include all such writings.

   D.       ENTIRE AGREEMENT, ETC.:

     This Agreement constitutes the entire understanding between the parties pertaining to the subject matter hereof and all prior agreements between the parties, whether oral or written, are herewith made null and void and of no effect, legal or equitable. No interpretation, change, termination or waiver of any of the provisions hereof shall be binding upon either party unless in writing. No waiver by either party of any provision of or default under this Agreement shall affect the right of such party thereafter to enforce said provision or any other provision hereof, or to exercise any right or remedy in the event of any other default, whether or not similar. The invalidity of any provision hereof shall not affect the validity of any other such provision.

    E.       FURTHER INSTRUMENTS:

     On and after the Closing date, upon the request of either party, the other party shall do all such further acts, and shall execute, acknowledge and deliver all such further instruments and documents, as may reasonably be necessary, desirable or appropriate to carry out the transactions contemplated by this Agreement, all of such documents to be reasonably satisfactory to such other party in form and content.

         F.       SURVIVAL OF REPRESENTATIONS, ETC.:

     The parties agree that all of the representations, warranties, covenants, agreements and undertakings contained in this Agreement, (including all Annexes and Schedules attached hereto) shall survive Closing to the extent provided herein and in the Indemnity Agreement.

         G.       APPLICABLE LAW:

     This Agreement and all the agreements attached hereto and referred to herein shall be governed by and construed in accordance with the laws of the State of New York.

         H.       PARAGRAPH HEADINGS:

     Paragraph headings have been inserted herein for convenience only, and do not form a part of the Agreement.

         I.       COUNTERPARTS:

     This Agreement may be executed in any number of separate counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same instrument.

         J.       NOTICES:

     Any payment, notices, request, instructions, consent or other documents to be given hereunder shall be in writing and delivered personally or sent by certified or registered mail, postage prepaid as follows:

                           If to the Purchaser, addressed to:
                          Manchester Technologies, Inc.
                                    160 Oser Avenue
                            Hauppauge, New York 11788

                           with a copy thereof addressed to:
                                    Joel Rothlein, Esq.
                                    Kressel, Rothlein, Walsh & Roth, LLC
                                    684 Broadway
                           Massapequa, New York 11758

                           If to the Sellers, addressed to:
                                    Donald A. Barber
                                    30 Tonic Court
                            Sharpsburg, Georgia 30277


                                    Mark W. VanPelt
                                    130 Windsong Circle
                        East Brunswick, New Jersey 08816

                                    Ben E. Murray
                                    22 Valley View Drive
                                    Victor, New York 14564
                                    Larry Michael Graham
                                    3442 Stettler View Road
                                    Charlotte, North Carolina 28210

                           If to the Sellers, with a copy thereof addressed to:

                                    Robert E. Johnson, Esq.
                                    Mazursky & Dunaway, LLP
                                    1230 Peachtree Street
                                    Promenade II, Suite 2440
                                    Atlanta, Georgia 30309

                           If to the Company, addressed to:

                         Donovan Consulting Group, Inc.
                                    510 Swanson Road
                                    Tyrone, Georgia 30290


                           If to the Company, with a copy thereof addressed to:

                                    Jeff D. Woodward, Esq.
                                    Foltz Martin, LLC
                                    Five Piedmont Center
                                    3525 Piedmont Road, N.E.
                                    Suite 750
                                    Atlanta, Georgia 30305

     Either party may change the persons and addresses to which any payment, notice, request, instruction, consent or other document is to be sent to it by giving written notice of any such change to the other party in the manner provided for herein for giving notice. Any payment, notice, request, instruction, consent or other document mailed hereunder shall be deemed to have been received when mailed.

         K.       PRESS RELEASES AND PUBLIC ANNOUNCEMENTS:

     No party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other party; provided, however, that any party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing party will use reasonable best efforts to advise the other party prior to making the disclosure) provided advance written notice is given to the non-disclosing party.

         L.       AMENDMENTS AND WAIVERS:

     No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Purchaser, Sellers and the Company. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         M.       SEVERABILITY:

     Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         N.       EXPENSES AND TAX LIABILITY:

     Sellers will be responsible for any and all taxes that may be incurred based upon the Purchase Price received by the Sellers for the stock sales and transfer contemplated by this Agreement.

         O.       CONSTRUCTION:

     The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Nothing in the Schedules annexed to this Agreement shall be deemed adequate to disclose an exception to a representation or warranty made herein unless such Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. The parties intend that each representation, warranty, and covenant contained herein shall have independent significance.

         P.       SUBMISSION TO JURISDICTION:

     Each of the Parties submits to the jurisdiction of any State or Federal Court sitting in Suffolk County, New York, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such Court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other Court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Each Party agrees that a final Judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the Judgment or in any other manner provided by law or in equity.

         Q.       VENUE:

     The venue of any action commenced by any party to this agreement or any agreement annexed hereto as an exhibit shall be in a court with subject matter jurisdiction situated in the County of Suffolk, State of New York. For purposes hereof, this agreement and all agreements annexed hereto shall be deemed to have been entered into within the County of Suffolk, State of New York.

     IN WITNESS WHEREOF, the Company and the Purchaser have executed this Agreement by its authorized officers and the Sellers have caused their individual signatures to be affixed hereto on the day and year first above written.

                                          Manchester Technologies, Inc.


                                          By:
                                             -----------------------------------
                                                Name:
                                                Title:

                                          Donovan Consulting Group, Inc.


                                          By:
                                             -----------------------------------
                                                Name:
                                                Title:




                                          Donald A. Barber



                                          Mark W. VanPelt



                                          Ben E. Murray



                                          Larry Michael Graham











L:\05075\1\Manchester-Donovan-Definitive Agt (08-23-01)clean.wpd

                                        Annex A-1

                     Indemnity Agreement (Sellers and Shareholders)

                                    Annex A-2

                         Indemnity Agreement (Purchaser)

                                     Annex B

                                     Release

                                     Annex C

                              Employment Agreements

                                  Schedule A-1

                                     Assets

                               Schedule SECOND (E)

                            Purchase Price Allocation


                  Donald A. Barber                                     47%

                  Mark Van Pelt                                        47%

                  Murray Family Limited Partnership                     5%

                  Graham Family Limited Partnership                     1%

                               Schedule EIGHTH (F)

                Notice of Letter Regarding Foreign Qualification


         See attached list of Virtual Offices.

         See attached letter from State of New Jersey, Department of Revenue dated _____, 2001. .

                               Schedule EIGHTH (G)

                          Exceptions to Title to Assets


         None.

                               Schedule EIGHTH (H)

                              Financial Statements


         2000 Annual Financial Statement attached.

         2001 Interim Financial Statement attached.

                               Schedule EIGHTH (L)

                                   Tax Matters

         See copy of letter from the State of New Jersey attached to Schedule EIGHTH (F) hereto.

                               Schedule EIGHTH (N)

                              Intellectual Property


         Patent registration.

                               Schedule EIGHTH (P)

                                    Inventory


         See attached list.

                               Schedule EIGHTH (Q)

                                    Contracts

                               Schedule EIGHTH (R)

                          Notes and Accounts Receivable

                               Schedule EIGHTH (T)

                               Insurance Policies

                               Schedule EIGHTH (U)

                     Exceptions to Standard Product Warranty

         None.

                               Schedule EIGHTH (W)

                              Employment Agreements

            See list of Employment Agreements on Schedule EIGHTH (Q).

                               Schedule EIGHTH (X)

                            Employee Fringe Benefits